SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

John H. Harland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Notice Of
Annual Meeting
Of Shareholders
And Proxy Statement

John H. Harland Company

Timothy C. Tuff
Chairman of the Board,
President and Chief Executive Officer

March 19, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 annual meeting of shareholders of John H. Harland Company to be held at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia on Thursday, April 24, 2003 at 10:00 a.m. A 9:30 reception will precede the meeting.

The items of business are fully addressed in the Proxy Statement. In addition, we will review the Company’s business and operations and discuss our plans for 2003.

Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

Sincerely,

Timothy C. Tuff

Box 105250	Atlanta, Georgia 30348	Phone (770) 981-9460

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 24, 2003

To the Shareholders of

John H. Harland Company

      The 2003 annual meeting of shareholders of John H. Harland Company will be held at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia on Thursday, April 24, 2003 at 10:00 a.m. for the following purposes:

      (1) To elect four Directors; and

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on March 4, 2003 will be entitled to vote at the meeting. A list of shareholders on the record date will be available at the meeting for examination by any shareholder.

By Order of the Board of Directors

JOHN C. WALTERS
Senior Vice President and Secretary

Atlanta, Georgia

March 19, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

J o h n    H.    H a r l a n d    C o m p a n y

Box 105250

Atlanta, Georgia 30348

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held April 24, 2003

      The enclosed form of proxy is solicited by the Board of Directors of John H. Harland Company (the “Company”) for use at the annual meeting of shareholders on April 24, 2003 and any adjournment thereof. When such proxy is duly executed and returned, the shares it represents will be voted as directed or, if no direction is indicated, as the Board of Directors recommends. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of the Company a notice of revocation or a proxy bearing a later date or by attending the meeting and voting in person.

      Only shareholders of record as of the close of business on March 4, 2003 are entitled to vote at the meeting. As of that date, the Company had 27,781,908 issued and outstanding shares of Common Stock. Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 19, 2003.

      Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum to conduct business at the meeting but as unvoted for purposes of approving any matter submitted to the shareholders. A quorum is present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting.

      The Company encourages shareholders who hold shares through a brokerage account to provide voting instructions to their broker to ensure that their shares will be voted at the meeting. On certain “routine” matters, such as the election of directors, the broker has authority under New York Stock Exchange (“NYSE”) rules to vote its customer’s shares if the customer does not provide instructions. When a broker votes on a routine matter without receiving instructions, these shares are counted both for establishing a quorum and in determining the number of shares voted on the routine matter. On “non-routine” matters, if the broker has not received voting instructions, it cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for quorum purposes but not for determining the number of shares voted on the non-routine matter.

ELECTION OF DIRECTORS

      Under the Bylaws, Directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of four Directors — William S. Antle III, John D. Johns, Eileen M. Rudden and Robert J. Clanin (who was elected to the Board in January 2003) — expire at the 2003 annual meeting, and all four directors have been renominated to serve three-year terms expiring in 2006. The remaining Directors will continue to serve until their terms expire as indicated. The affirmative vote of a plurality of votes properly cast is required to elect Directors.

      The Board has no reason to believe that any nominee will be unavailable to serve as a Director. However, if at the time of the meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM

					Director of
				Current	Harland
Name	Age		Principal Occupation	Term Expires	Since

William S. Antle III	58	•	Non-Management Chairman, Linc.net, Inc. (e-network infrastructure services) since 2001	2003	2000
		•	Chairman, President and Chief Executive Officer, Oak Industries Inc. (engineered components for the telecommunications industry) from 1989 to 2000
		•	Director, Esco Technologies Inc.
Robert J. Clanin	59	•	Retired Senior Vice President, Treasurer and Chief Financial Officer, United Parcel Service, Inc. (express carrier package delivery), in which capacity he served from 1994 to 2001	2003	January 2003
		•	Director, Caraustar Industries, Inc., CP Ships Limited, Overseas Partners Ltd. and Transplace, Inc.
John D. Johns	51	•	Chairman (since 2003), President (since 1996) and Chief Executive Officer (since 2002), Protective Life Corporation (insurance and investment products)	2003	2000
		•	Director, Alabama National BanCorporation and Genuine Parts Company
Eileen M. Rudden	52	•	Entrepreneur in Residence, Axxon Capital (venture capital) since 2002	2003	1999
		•	President and Chief Executive Officer, FairMarket, Inc. (e-commerce selling solutions) from 2000 to 2001
		•	Senior Vice President, Lotus Development Corporation (software development) from 1986 to 2000

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE 2003 ANNUAL MEETING

					Director of
				Current	Harland
Name	Age		Principal Occupation	Term Expires	Since

Richard K. Lochridge	59	•	President, Lochridge & Company, Inc. (management consulting) since 1986	2005	1999
		•	Director, Dover Corporation, Lowe’s Companies, Inc. and PETsMART, Inc.
John J. McMahon, Jr.	60	•	Chairman of the Executive Committee, McWane, Inc. (pipe and valve manufacturing) and Chairman, Ligon Industries, LLC (leveraged buyouts) since 1998	2004	1988
		•	Chairman of the Board, McWane, Inc. from 1996 to 1998; President from 1980 to 1995
		•	Director, Alabama National BanCorporation, ProAssurance Corporation and Protective Life Corporation
G. Harold Northrop	67	•	Vice Chairman of the Board (since 1992) and retired President and Chief Executive Officer (1972-1992), Callaway Gardens (horticultural, environmental and recreational facility)	2005	1984
		•	Chairman of the Board, American Business Products, Inc. (specialty packaging and printed office products) from 1999 to 2000
		•	Director, SunTrust Bank, West Georgia NA
Larry L. Prince	64	•	Chairman and Chief Executive Officer, Genuine Parts Company (distributor of automobile replacement parts) since 1991	2004	1990
		•	Director, Crawford & Company, Equifax, Inc., Southern Mills and SunTrust Bank, Inc.
Jesse J. Spikes	52	•	Partner, McKenna, Long & Aldridge LLP (full service law firm) since 1989	2004	2001
Timothy C. Tuff	55	•	President and Chief Executive Officer of the Company since 1998; Chairman since 2000	2005	1998
		•	President and Chief Executive Officer, Boral Industries, Inc. (building and construction materials) from 1993 to 1998
		•	Director, Printpack, Inc.

Committees of the Board of Directors

      Audit Committee. The Audit Committee is composed of Mr. Johns (Chair), Mr. Clanin, Ms. Rudden and Mr. Spikes. The Committee held ten meetings in 2002. Its primary function is to help the Board fulfill its oversight responsibilities with respect to:

•	accounting and financial reporting processes and system of internal controls of the Company;
•	audits and integrity of the Company’s financial statements;
•	qualifications and independence of the independent accountants;
•	performance of the Company’s internal audit function and independent accountants; and
•	compliance by the Company with legal and regulatory requirements.

      Its primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•	appraise the audit efforts of the Company’s independent accountants and internal auditors; and
•	provide an open avenue of communication among the independent accountants, financial and senior management, internal auditors and the Board.

      Among other things, the Committee has specific authority to:

•	appoint, compensate and oversee the work of the independent accountants, who report directly to the Audit Committee;
•	pre-approve all audit and non-audit services performed by the independent accountants;
•	establish procedures for the handling of all complaints (internal or external) regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters; and
•	retain its own special legal, accounting or other advisors.

      Pursuant to the Company’s Audit Committee Charter, each member of the Committee shall be independent of the Company, as discussed below, and financially literate (or shall become financially literate within a reasonable amount of time after appointment to the Committee). In addition, at least one member of the Committee shall have accounting or related financial management experience, and, unless the Board determines otherwise, at all times at least one member of the Committee shall be a “financial expert,” as defined by the SEC. The Committee currently meets each of these requirements.

      Executive Committee. The Executive Committee is composed of Messrs. Prince (Chair), McMahon and Tuff. Its principal function is to act between meetings of the Board. The Committee held two meetings in 2002.

      Governance Committee. The Governance Committee is composed of Messrs. Northrop (Chair), Antle and Lochridge. The Committee held seven meetings in 2002. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	compensation for the Company’s Directors, Chief Executive Officer and other senior officers;
•	identification of individuals qualified to become Board members and recommendation of director nominees prior to each annual meeting;
•	recommendation of nominees for Board committees;
•	recommendations for the appointment of executive officers;
•	updating and making recommendations of Governance Principles and Practices to the Board;

•	direction of the annual performance review of the Board and its committees;
•	administration of management incentive compensation and stock option plans; and
•	consideration of qualified Board candidates submitted by shareholders.

      Meetings of Non-Employee Directors. In accordance with the Company’s Corporate Governance Principles and Practices, it is Board policy for non-employee Directors to meet in executive session in conjunction with each Board meeting. Mr. Prince, who serves as Lead Director, presides at these executive sessions. The Lead Director also acts as a conduit to bring ideas, feedback and direction to the Chief Executive Officer.

      Board and Committee Attendance. The Board met eight times during 2002. Each Director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the year, and the average attendance at Board and committee meetings was 96%.

Independence of the Board

      Under proposed NYSE rules a majority of the members of the Board must be “independent” of the Company. The Board has adopted the following general independence standards to assist it in making a determination regarding the independence of directors:

1. A director will not be independent if, within the preceding five years: (i) the director was employed by the Company; (ii) an immediate family member was an officer of the Company; (iii) the director was employed by or affiliated with the Company’s independent auditor; (iv) an immediate family member was employed by the Company’s independent auditor as a partner, principal or manager; or (v) a Company executive officer served on the board of directors of a company which employed the Company director or employed an immediate family member as an officer.

2. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) the director is an executive officer of a company that does business with the Company and the annual sales to, or purchases from, the Company are less than five percent of the annual revenues of that company; (ii) the director is an executive officer of a company which is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness to the other is less than five percent of the total consolidated assets of that company; and (iii) the director serves as an officer, director or trustee of a charitable organization and the Company’s annual contributions to that organization are less than $100,000. The Board will annually review all commercial and charitable relationships of directors. Whether directors meet these independence standards will be made public annually prior to their standing for reelection to the Board.

3. For relationships not covered by, or outside of, the guidelines in paragraph 2 above, the determination of whether the relationship is material shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 2 above, other than the Director in question. For example, if a director is the President of a company that purchases products and services from the Company exceeding five percent of that company’s annual revenues, the other independent directors could determine, after considering all of the relevant circumstances, whether or not such relationship was material, and whether the director would be considered independent.

      Based on these standards, the Board has affirmatively determined that, other than Mr. Tuff, no member of the Board has a material relationship with the Company, and therefore each of them qualifies as an independent director.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

AND CERTAIN OTHER PERSONS

      The following table sets forth the beneficial ownership of the Company’s Common Stock by each Director, each named executive officer and all Directors and executive officers as a group, all as of January 31, 2003, and by 5% shareholders as of the dates indicated in the footnotes.

	Shares of Common Stock
	Beneficially Owned

Name	Number		Percent

Directors and Executive Officers:
William S. Antle III	18,962	(1)	*
Charles B. Carden	78,662	(2)	*
Robert J. Clanin	0
John T. Heald, Jr.	35,000	(3)	*
John D. Johns	9,142	(4)	*
Richard K. Lochridge	15,829	(5)	*
John J. McMahon, Jr.	24,192	(6)	*
G. Harold Northrop	27,080	(7)	*
Larry L. Prince	19,050	(8)	*
Eileen M. Rudden	10,165	(9)	*
Jesse J. Spikes	5,803	(4)	*
Timothy C. Tuff	968,901	(2)	3.5
John C. Walters	76,496	(2)	*
All Directors and executive officers as a group (13 persons)	1,289,282	(2)	4.6
Other Five Percent Shareholders:
Atlantic Investment Company	1,560,800	(10)	5.6
Barclays Global Investors, N.A.	1,897,197	(11)	6.8
FMR Corp.	3,827,327	(12)	13.8
ICM Asset Management, Inc.	1,421,500	(13)	5.1
Pioneer Investment Management, Inc.	1,613,000	(14)	5.8

*	Represents less than 1%

(1)	Includes 8,962 share equivalents credited under the Compensation Plan for Non-Employee Directors (the “Deferral Plan”).
(2)	Includes 15,200, 880,000 and 43,400 shares which may be acquired on or before April 1, 2003 upon the exercise of stock options by Messrs. Carden, Tuff and Walters, respectively, and 938,600 shares by all executive officers as a group.
(3)	Represents restricted shares of Common Stock issued to Mr. Heald in connection with his employment by the Company. Such shares vest after five years of employment, subject to early vesting in the event that the Company’s Common Stock outperforms the S&P 500 Index in two of any three consecutive calendar years or after a change in control. Prior to vesting, Mr. Heald is entitled to vote and to receive all dividends declared on such shares.
(4)	Represents share equivalents under the Deferral Plan.
(5)	Includes 8,829 share equivalents under the Deferral Plan.
(6)	Includes 5,195 shares held by Mr. McMahon’s wife, in which he disclaims any beneficial interest, and 15,517 share equivalents under the Deferral Plan.
(7)	Includes 19,880 share equivalents under the Deferral Plan.
(8)	Includes 17,850 share equivalents under the Deferral Plan.
(9)	Includes 7,146 share equivalents under the Deferral Plan.

(10)	According to a Schedule 13G dated February 12, 2003 filed with the SEC by Richard W. Courts, II, Lynda B. Courts, Atlantic Investment Company and Courts Foundation, Inc., 50 Hurt Plaza, Atlanta, Georgia 30303, (i) Mr. Courts has sole voting and dispositive power covering 39,600 shares and shared power covering 1,560,800 shares, (ii) Mrs. Courts has sole voting and dispositive power covering 2,200 shares, (iii) Atlantic Investment Company (of which Mr. Courts is Chairman) has sole voting and dispositive power covering 1,019,000 shares and (iv) Courts Foundation, Inc. (of which Mr. Courts is President) has sole voting and dispositive power covering 500,000 shares.
(11)	According to a Schedule 13G dated February 10, 2003 filed with the SEC by Barclays Global Investors, N.A. (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Advisors”), 45 Fremont Street, San Francisco, California 94105, Barclays Investors has sole voting and dispositive power covering 1,481,566 shares, and Barclays Advisors has sole voting and dispositive power covering 415,631 shares.
(12)	According to a Schedule 13G dated November 12, 2002, FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, beneficially owns 3,827,327 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 2,832,500 shares, and FMR, Edward C. Johnson 3d, Chairman of FMR (“Johnson”) and Fidelity each has sole dispositive power over such shares. The Fidelity funds’ board of trustees has sole voting power over such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, beneficially owns 676,290 shares, and FMR and Johnson each has sole voting and dispositive power over such shares. Geode Capital Management, LLC, 53 State Street, Boston, Massachusetts 02109, which is managed by certain shareholders and investors of FMR, beneficially owns 137 shares. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, beneficially owns 318,400 shares and has sole voting and dispositive power over such shares. FIL is a former subsidiary of Fidelity which now operates independently of Fidelity and FMR. A partnership controlled by Johnson and his family owns shares with the right to cast 39.89% of the total votes entitled to be cast by holders of FIL voting stock.
(13)	According to a Schedule 13G dated January 30, 2003, ICM Asset Management, Inc. (“ICM”), 601 W. Main Avenue, Spokane, Washington 99201, and James M. Simmons (President of ICM) beneficially own all such shares.
(14)	According to a Schedule 13G dated January 3, 2001, Pioneer Investment Management, Inc., 60 State Street, Boston, Massachusetts 02109, has sole voting and dispositive power covering such shares, all of which are beneficially owned by such firm.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s executive officers, Directors and 10% shareholders to file reports with the SEC covering their beneficial ownership of the Company’s common stock and furnish copies thereof to the Company. Based solely upon a review of such reports received by it and written representations of such persons, the Company believes that with the exception of a Form 4 Report dated October 1, 2002 for Mr. Carden covering a stock option and restricted stock grant, which was filed on October 25, 2002, all applicable filing requirements were timely met during 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table presents summary information regarding compensation paid to the Company’s named executive officers during 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

							Long Term Compensation

							Awards		Payouts

		Annual Compensation($)					Restricted	Securities		All Other
							Stock	Underlying	LTIP	Compensation
Name and Principal Position	Year	Salary		Bonus	Other		Awards($)(1)	Options/SARs(#)	Payouts($)(2)	($)(3)

Timothy C. Tuff	2002	650,000		455,000	—		1,550,000 (4)	400,000	3,392,287 (4)	92,174
Chairman, President	2001	525,000		346,080	—		2,386,540	—	1,640,334	89,141
and Chief Executive	2000	525,000		515,130	—		184,500	50,000	—	64,375
Officer
Darryl W. Jackson	2002	153,846		—	400,000	(6)	—	—	—	2,162
President and Chief	2001	107,692		64,680	—		1,012,500	150,000	—	868
Operating Officer(5)	2000	—		—	—		—	—	—	—
Charles B. Carden	2002	337,500		183,750	—		157,437	30,000	1,656,520	24,403
Senior Vice President	2001	320,000		167,992	—		1,463,280	—	676,200	26,232
and Chief Financial	2000	307,558		248,346	—		61,500	20,000	—	14,312
Officer
John T. Heald, Jr.	2002	30,769	(7)	15,300	—		752,500	150,000	—	923
President — Harland	2001	—		—	—		—	—	—	—
Printed Products	2000	—		—	—		—	—	—	—
S. David Passman III	2002	340,115		—	370,000	(6)	100,485	16,000	1,133,328	17,580
President — Harland	2001	350,000		115,500	—		1,057,638	—	488,748	21,195
Printed Products(8)	2000	307,500		236,221	—		76,875	20,000	—	8,962
John C. Walters	2002	277,250		135,991	—		78,155	12,000	823,337	20,028
Senior Vice President,	2001	266,500		123,123	—		716,711	—	331,193	20,206
Secretary and	2000	255,000		158,610	—		38,437	10,000	—	11,448
General Counsel

(1)	Represents the market value of the Company’s Common Stock covered by these awards on the date of grant. All restricted stock awards (other than the grants to Mr. Tuff discussed in footnote (4) below) are restricted for a period of five years, subject to early vesting if the Company’s Common Stock outperforms the S&P 500 Index in two of any three consecutive calendar years or in the event of a change in control, and are forfeited in the event of termination of employment for any reason, other than disability or death, except that Mr. Tuff’s shares also vest in the event of termination without good cause or resignation due to reduction in salary, an adverse change in duties or certain relocations (“good reason”). At December 31, 2002 the number and value of the aggregate restricted stock holdings were as follows: Mr. Tuff — 50,000 shares, $1,106,500; Mr. Jackson — 0 shares; Mr. Carden — 6,600 shares, $146,058; Mr. Heald — 35,000 shares, $774,550; Mr. Passman — 0 shares; and Mr. Walters — 3,500 shares, $77,455. Cash dividends are paid on all restricted stock.
(2)	Represents the value of restricted stock which vested during such year.
(3)	Included in this category for 2002 are amounts for Messrs. Tuff, Jackson, Carden, Heald, Passman and Walters covering (a) life and medical insurance premiums — $15,693, $329, $9,238, $0, $4,296 and

$8,017, respectively; and (b) matching contributions to the Company’s 401(k) Plan and Deferred Compensation Plan — $29,882, $1,833, $15,165, $923, $13,284 and $12,011, respectively. Also includes $46,599 accrued pursuant to Mr. Tuff’s supplemental retirement agreement.
(4)	Upon shareholder approval of the 2002 Stock Option Plan at the 2002 annual meeting, Mr. Tuff received a grant of 50,000 shares of restricted stock. Of such grant, 12,500 shares vested on December 15, 2002. The market value of such shares on the date of vesting is included in the LTIP Payouts column, and represents a portion of the amounts in the Restricted Stock Awards column. An additional 12,500 shares will vest on December 15, 2003, 2004 and 2005, respectively. In addition, Mr. Tuff received 50,000 restricted shares in connection with his original employment by the Company in 1998. Of such grant, 25,000 shares vested in 2001 and 12,500 shares vested in 2002. The market value of such shares at the date of vesting is also included in the LTIP Payouts column. The remaining 12,500 shares will vest in October 2003, subject to early vesting upon a change in control, termination without good cause or resignation for good reason.
(5)	Resigned in April 2002.
(6)	Represents severance payments.
(7)	Represents partial year salary from date of hire in December 2002.
(8)	Resigned in November 2002.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides details regarding stock options granted to the named executive officers during 2002.

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(1)
	Options	Employees in	Price	Expiration
	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Timothy C. Tuff	400,000	31.8	31.00	4/26/12	7,798,293	19,762,406
Darryl W. Jackson	—	—	—	—	—	—
Charles B. Carden	16,000	1.3	22.33	1/16/12	224,691	569,412
	14,000	1.1	27.12	10/1/12	238,778	605,112
John T. Heald, Jr.	150,000	11.9	21.50	12/2/12	2,028,185	5,139,819
S. David Passman III	16,000	1.3	22.33	1/16/12	224,691	569,412
John C. Walters	12,000	1.0	22.33	1/16/12	168,519	427,059

(1)	These amounts represent assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

      The option granted to Mr. Tuff as set forth above was vested and fully exercisable as of the grant date. All other options are exercisable at the rate of 20% per year beginning one year from the grant date and expire on the earlier of 10 years from grant date or three months after termination of employment. All options vest in the event of a change in control of the Company.

OPTION EXERCISES IN 2002 AND FISCAL YEAR END OPTION VALUES

      The following table sets forth information regarding options exercised by the named executive officers during 2002 and unexercised options as of December 31, 2002. The table also illustrates the value of in-the-money options based on the spread between the exercise price and the closing price of the Company’s Common Stock on such date.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	on	Value	Options at Fiscal Year End(#)		Fiscal Year End($)
	Exercise	Realized
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Timothy C. Tuff	—	—	840,000	60,000	2,479,700	266,550
Darryl W. Jackson	—	—	0	0	0	0
Charles B. Carden	—	—	8,000	42,000	54,040	81,060
John T. Heald, Jr.	—	—	0	150,000	0	0
S. David Passman III	—	—	88,000	0	693,190	0
John C. Walters	25,000	376,562	35,000	32,000	267,987	151,975

Deferred Compensation Arrangements

      Except for Mr. Tuff, no executive officer has any retirement benefit other than benefits under the Company’s 401(k) Plan, which are generally available to all eligible employees of the Company and participating subsidiaries, and the Deferred Compensation Plan which supplements the 401(k) Plan.

      Mr. Tuff has a supplemental retirement agreement, amended in 2002, under which he is entitled to receive an annual retirement benefit of $186,288 at age 65 for a period of ten years. If his employment terminates for any reason other than death prior to age 65, such benefit will be payable commencing at age 65. Mr. Tuff may elect to receive his annual retirement benefit prior to age 65, but at a reduced amount (for example, $34,277 if the election is made at age 55, increasing annually). Alternatively, Mr. Tuff may elect to receive his retirement benefit in a lump sum payment of $1,400,000 at age 65. If Mr. Tuff elects to receive a lump sum payment prior to age 65, it will be at a reduced amount (for example, $257,600 if the election is made at age 55, increasing annually). If Mr. Tuff dies prior to receipt of all scheduled benefit payments, his beneficiary will receive the same lump sum payment that Mr. Tuff would have received if he had elected a lump sum payment at the time his payments began or upon death, if earlier, reduced by any payments made prior to his death. The Company also provides supplemental life insurance coverage for Mr. Tuff in the amount of $750,000.

Noncompete and Termination Agreements

      Agreement with the Chief Executive Officer. Mr. Tuff has agreed not to compete with the Company for a three-year period following termination of employment, except involuntary termination by the Company for other than good cause or his resignation for good reason. If within one year after a change in control Mr. Tuff’s employment is terminated without good cause or he resigns, or if within two years after a change in control good reason exists for him to resign, he will receive a lump sum payment equal to three times the highest compensation paid in any single year preceding the date of termination or the maximum payment which the Company can make to him without triggering federal excise tax liability. In the event of a termination of employment by the Company without good cause or a resignation for good reason in the absence of a change in control, Mr. Tuff will receive salary continuation for the greater of 24 months or through December 31, 2005. Mr. Tuff’s agreement is for a fixed term ending February 16, 2006.

      Agreements with Other Officers. The Company has entered into agreements with certain officers, including each of its executive officers, under which each officer has agreed not to compete with the Company for a two-year period following termination of employment. However, if employment is terminated without good cause after a change in control of the Company, or if the officer resigns within one year thereafter, the agreement not to compete will not apply and the officer will receive a lump sum payment equal to the lesser of three times his or her average annual compensation for the five calendar year period preceding the date of termination or the maximum payment which the Company can make to such officer without triggering federal excise tax liability. In the event of a termination of employment by the Company without good cause in the absence of a change in control, the officer will receive a lump sum payment equal to his or her annual base salary at that time.

DIRECTOR COMPENSATION

      Under the Company’s Compensation Plan for Non-Employee Directors, each non-employee Director’s annual retainer is paid in Common Stock, issuable on a quarterly basis, in such amount as fixed by the Board. The current annual retainer is 2,300 shares. Payment of the retainer in Common Stock serves to more closely align the interests of the Directors with shareholders. In addition, the Board has adopted a Director share ownership program pursuant to which non-employee Directors are expected to acquire ownership of Common Stock equal to five times the annual retainer over a period of five years.

      Directors may elect to defer receipt of all or any portion of the annual retainer as well as meeting and committee fees. Deferred fees are credited to the Director’s deferred compensation account, in cash or stock equivalents. Stock equivalents are credited with dividends in the form of additional stock equivalents. Deferred fees will be distributed in Common Stock or cash at such future dates as specified by the Director, unless distribution is accelerated pursuant to certain events, including a change in control of the Company. Currently, eight Directors defer the retainer or meeting fees as stock equivalents.

      During 2002, each non-employee Director (other than Mr. Clanin) received an annual retainer of 2,300 shares of Common Stock as well as $1,000 per Board or committee meeting attended, with committee chairs receiving $1,500. Employee Directors receive no compensation for Board services. Mr. Prince also received a $1,500 monthly stipend as Lead Director.

      The following reports of the Governance Committee and the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Governance Committee, comprised solely of three outside directors, oversees the Company’s executive compensation program and the use of Common Stock for compensation purposes under the Company’s stock option plans. This report summarizes the Committee’s compensation philosophy, strategy and actions for the Chief Executive Officer and all other executive officers.

Compensation Philosophy and Strategy

      The Committee’s compensation philosophy is to implement compensation programs that are designed to:

•	attract and retain highly qualified key executives;
•	provide competitive base salaries;
•	motivate executives to achieve strategic operating and personal objectives by rewarding performance that supports achievement of business plan goals; and
•	encourage employee Common Stock ownership to closely align employee and shareholder interests.

      The Company’s compensation programs are designed to balance short and long-term financial objectives, build shareholder value and provide rewards for individual, team and corporate performance. The Company believes that it is important to encourage the ownership of the Company’s Common Stock throughout the Company, with an overall intent to encourage employees to act like an owner of the business. To that end, in 2000 the Company instituted a program to grant restricted stock to key employees and expanded the group of employees receiving stock option grants. The Company also maintains a stock purchase plan which enables all employees to purchase Company stock at a discount through payroll deductions.

      The components of the Company’s executive compensation program are (i) cash compensation, consisting of base salary and annual incentive bonuses based on the achievement of Company, business unit and personal performance goals, and (ii) long-term stock incentives. In determining base salaries, the Committee considers each individual’s responsibilities and performance, taking into account market-competitive pay levels. For both annual incentives and long-term stock incentives, the Committee intends to provide competitive compensation for target levels of performance; more than competitive compensation for performance above target; and less than competitive compensation in the event the Company or an individual does not meet performance goals.

      With the assistance of an outside consultant, the Committee periodically assesses the competitiveness of the base salaries, annual incentive opportunities and stock incentive grants with respect to a peer group of comparably sized firms with whom the Company competes for customers and for executive talent, as well as comparably sized firms across a wide range of industries. Because the Committee tailors its competitive perspective to companies it believes are most relevant, the companies chosen for these external competitive analyses overlap with, but are not identical to, the companies represented in the indices employed in the Five Year Stock Performance Graph.

      The Committee’s policy with respect to executive compensation takes into account any potential limitation on the deductibility of compensation in excess of $1,000,000 under Section 162(m) of the Internal Revenue Code, but does not require that all compensation qualify for exemption from such limitation.

Cash Compensation

      Base Salary. The Committee annually reviews the base salary of each executive officer. The Committee believes that such base salaries are competitive and enhance the Company’s ability to attract and retain talented executives. Changes in base salary for executive officers reflect the Committee’s assessment of competitive norms, changes in roles and responsibilities and individual performance.

      Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a Senior Management Incentive Plan pursuant to which annual cash bonuses are payable to executive officers and employees. These senior managers are responsible for establishing strategic direction or are responsible for major functional or operating units, and have an impact on bottom-line results. For the past several years, the

Company has put a substantial portion of total executive compensation at risk by tying executive compensation to the achievement of Company goals. Under the Plan, bonuses for 2002 were based on the achievement of the Company’s earnings per share goal, personal stretch objectives (reflecting expectations above and beyond the scope of normal performance goals), return on assets, revenue growth and specific financial objectives for business unit participants. With respect to each element of the Plan, performance expectations are communicated at the beginning of the year. Achievement of these levels of performance is designed to yield the payment of a target incentive award that is consistent with median competitive levels of incentive compensation. For performance above or below expectations, incentive awards can range from 0% to 150% of each individual’s target award. The Committee believes this close link between individual incentive opportunity and Company and business unit performance appropriately motivates and rewards participants for their contributions to the Company’s success.

Long-Term Incentives

      The Committee grants stock incentives to key employees under the Company’s stock option plans on an annual basis. As part of the Committee’s review of the compensation program, it determined that it was important to implement a more regular review and allocation of stock options and restricted stock grants to executives and other key employees, consistent with their performance and competitive guidelines. The Committee considers recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company’s Common Stock in determining the size of option and restricted stock grants. The Committee believes that increased stock ownership among executive officers will serve to provide additional motivation on their part to contribute to the success of the Company.

Chief Executive Officer Compensation

      Mr. Tuff joined the Company as President and Chief Executive Officer in 1998. At that time he entered into a five-year agreement with the Company, expiring in October 2003. Consistent with the Committee’s objective of having a major portion of his total compensation tied to performance and linking such compensation to increasing shareholder value, Mr. Tuff’s base salary was unchanged from 1998 until 2002. In order to secure his continued employment, the Board of Directors, acting through the Committee, negotiated a new agreement with Mr. Tuff, effective January 1, 2002, extending his employment through February 16, 2006.

      Under this agreement, Mr. Tuff receives an annual base salary of $650,000, reviewable annually, as well as an annual bonus pursuant to the Company’s Senior Management Incentive Plan. In addition, upon approval by shareholders of the 2002 Stock Option Plan, the Company granted Mr. Tuff 50,000 shares of restricted stock. Of such shares, 25% vested on December 15, 2002 and an additional 25% will vest on each anniversary date thereafter through 2005, contingent upon Mr. Tuff’s continued employment with the Company. Such shares will also vest in the event of a change of control, termination of employment by the Company without good cause, resignation for good reason, death, disability or if the Company’s Common Stock outperforms the S&P 500 Index in two of any three consecutive calendar years. The Company also granted Mr. Tuff an option to purchase 400,000 shares of Common Stock. Such option is fully exercisable and has a life of ten years. The agreement also provides for vesting of all stock options and restricted stock held by Mr. Tuff which do not by their terms vest by October 31, 2003, in the event of a termination of employment without good cause or resignation for good reason.

      The Company also entered into a new supplemental retirement agreement with Mr. Tuff in 2002, described elsewhere herein. The annual benefit under such arrangement payable if Mr. Tuff retires at age 65 remains unchanged, but a lump sum payment feature was added to the agreement. The benefits under the new agreement are vested in the event of any termination of employment; however, reduced benefits are payable if payments begin before age 65, at Mr. Tuff’s election. As part of this agreement, for a period of three years following his resignation other than for good reason or a termination by the Company for good cause, Mr. Tuff may not compete with the Company in its printed products, software and information management products and services businesses.

      In connection with the negotiation of the new agreement, the Committee engaged an outside compensation consultant which utilized competitive market data for similar positions within an executive compensation peer group of key printed products and software firms generally comparable in size and complexity to the Company. Based in part on the opinion of such consultant, the Committee believes that the base salary, incentive bonus opportunity and long-term incentive compensation represented by the new agreement are consistent with competitive norms and that such arrangements appropriately represent the best interests of the Company.

      Mr. Tuff meets annually with the Committee to discuss its assessment of his performance. He reviews with the Committee his assessment of the performance of the senior officers of the Company, and meets with each officer to discuss performance and to set performance goals for the next year.

      For 2002, Mr. Tuff’s incentive bonus was based on the Company’s operating performance and the attainment of certain of his personal stretch objectives, including improvement in employee satisfaction and customer satisfaction, as measured by outside research, all consistent with the terms of the Senior Management Incentive Plan.

      Mr. Heald joined the Company as President — Harland Printed Products in December 2002. His annual base salary is $400,000.

      The Committee believes that its executive compensation policies and programs effectively serve the interests of shareholders and the Company, and are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future success. As described above, a significant portion of the executive officers’ compensation is at risk and tied to attaining corporate earnings, revenue and other operating targets, attaining personal performance objectives, and improving shareholder value.

GOVERNANCE COMMITTEE

G. Harold Northrop, Chair
William S. Antle III
Richard K. Lochridge

Governance Committee Interlocks and Insider Participation

     During 2002:

•	no member of the Committee was an officer or employee of the Company or any subsidiary;
•	no member of the Committee entered into any transaction with the Company;
•	no executive officer of the Company served as a director of another entity where one of that entity’s executive officers served on the Committee; and
•	no executive officer of the Company served on the compensation committee of another entity where one of that entity’s executive officers served as a director of the Company.

FIVE YEAR STOCK PERFORMANCE GRAPH

      The line graph below compares the cumulative, five-year shareholder return on the Company’s Common Stock (assuming the reinvestment of dividends) with the S&P 500 Index and the S&P Commercial Printing Index.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

John H. Harland Company	$100.00	$76.80	$90.51	$71.27	$113.21	$114.68
S&P 500 Index	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10
S&P Commercial Printing	$100.00	$117.90	$85.58	$81.53	$96.48	$82.61

APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has reappointed Deloitte & Touche LLP as auditors of the Company for fiscal 2003. Representatives of such firm are expected to be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee focuses on:

•	the adequacy of the Company’s internal controls and financial reporting processes;
•	the integrity of its financial statements;
•	the performance of the Company’s independent accountants and internal auditors; and
•	the Company’s compliance with legal and regulatory requirements.

      The Committee meets with management periodically to discuss these matters and also regularly meets privately with both the independent and internal auditors, each of whom has unrestricted access to the Committee.

      Among other things, the Audit Committee is responsible for reviewing with the independent auditors the scope and results of their audit engagement. In connection with the fiscal 2002 audit, the Committee:

•	reviewed and discussed with management the Company’s audited financial statements to be included in the annual report on Form 10-K for the year ended December 31, 2002, which management represented to have been prepared in accordance with generally accepted accounting principles;
•	discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61; and
•	received from and discussed with such firm the written disclosures and letter required by Independence Standards Board Standard No. 1 regarding their independence.

      Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Form 10-K.

      Audit and Other Fees. The aggregate fees billed by Deloitte & Touche for the fiscal 2002 audit and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q were $523,900. There were no financial information systems design and implementation services provided by such firm during 2002. The aggregate fees billed by such firm for all other services during 2002 were $1,464,827, which included $1,361,458 relating to tax compliance and advisory services.

      The Audit Committee has the responsibility to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee has considered whether the non-audit services performed by Deloitte & Touche described above are compatible with maintaining the independence of such firm.

      The Audit Committee has adopted a revised Charter in response to the Sarbanes-Oxley Act of 2002 and the proposed NYSE rules, a copy of which is attached as Exhibit A. The Board has affirmatively determined that the members of the Committee are independent of the Company under Section 303.01(B) of the NYSE listing standards. Committee members are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditors.

AUDIT COMMITTEE

John D. Johns, Chair
Robert J. Clanin
Eileen M. Rudden
Jesse J. Spikes

ANNUAL REPORT TO SHAREHOLDERS

      The annual report for the year ended December 31, 2002 accompanies this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

      The Company will provide without charge, at the written request of any shareholder of record as of the record date, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

JOHN H. HARLAND COMPANY
Box 105250
Atlanta, Georgia 30348

Attention: Sarah B. King
Vice President and Assistant Secretary
Telephone: (770) 593-5426
Facsimile: (770) 593-5619
E-mail: sbking@harland.net

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholder Proposals

      Any shareholder proposal intended to be presented at the Company’s 2004 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act must be received no later than November 20, 2003 to be considered for inclusion in the proxy statement for the meeting. Under the Company’s Bylaws, any such proposal which is not intended to be included in the proxy statement under Rule 14a-8 must be received no later than 60 days prior to the meeting; however, if the Company provides less than 40 days’ notice of the meeting, any such proposal must be received no later than 10 days after notice of the meeting is mailed or publicly disclosed.

     Shareholder Nominations for Election of Directors

      Under the Company’s Bylaws, a shareholder is entitled to nominate individuals for election to the Board of Directors only if the shareholder is entitled to vote in the election of directors and provides timely notice in writing to the Company’s Corporate Secretary. To be timely, the notice must be received in the Company’s corporate headquarters no less than 60 days prior to the annual meeting. However, if the Company provides less than 40 days’ notice of the meeting, the shareholder’s notice must be received no later than 10 days after notice of the date of the meeting is mailed or publicly disclosed. The notice must provide information as required in the Bylaws. The Company may require any proposed nominee to provide such information as may be reasonably required to determine the eligibility of such person to serve as a director.

     Communications to Non-Management Directors

      Interested parties who wish to make concerns regarding the Company known to the non-management Directors of the Company may communicate such concerns to the Lead Director by sending such communication to the Corporate Secretary, which will be forwarded directly to the Lead Director.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

      The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made by employees of the Company personally or by telephone, facsimile or other electronic means. The Company will reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, at a fee of $6,000 plus expenses.

John C. Walters
Senior Vice President and Secretary

March 19, 2003

EXHIBIT A

JOHN H. HARLAND COMPANY

AUDIT COMMITTEE CHARTER

Adopted April 28, 2000

Revised January 28, 2003

      The Board of Directors (“Board”) of John H. Harland Company (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described herein. This Charter and the composition of the Committee are intended to comply with applicable law, including the securities laws, and the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board on April 28, 2000.

I.     Purpose

      The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the accounting and financial reporting processes and system of internal controls of the Company, (ii) the audits and integrity of the financial statements of the Company, (iii) the independent accountants’ qualifications and independence, (iv) the performance of the Company’s internal audit function and independent accountants, and (v) the compliance by the Company with legal and regulatory requirements. The Committee shall prepare the report to be included in the Company’s annual proxy statement, as required by applicable federal securities laws and NYSE rules.

II.     Composition

      The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be non-employee members of the Board who are independent, as that term is defined by the NYSE with respect to members of audit committees, and Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder. Each member of the Committee shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member of the Committee shall have a basic understanding of finance and accounting practices, and shall be financially literate (as such term is interpreted by the Board of Directors in its business judgment), or shall become financially literate within a reasonable period of time after his or her appointment. Committee members may enhance their familiarity with finance and accounting and stay current as to relevant developments by participating in training and education programs.

      At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such requirement in its business judgment. Unless the Board determines otherwise, at all times at least one member of the Committee shall be a “financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”).

      Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee. Unless the Board determines otherwise, Committee members may not simultaneously serve on the audit committee of more than three public companies. Committee members may be removed from the Committee by the Board in its discretion.

III.     Meetings

      In addition to the meetings specified in Section IV, the Committee shall hold such regular meetings as may be necessary and such special meetings as circumstances dictate. Meetings shall take place not less frequently than quarterly. As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. Meetings may be held telephonically.

IV.     Duties and Responsibilities

      The Committee’s primary duties and responsibilities are to serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system; to review and appraise the audit efforts of the Company’s independent accountants and internal auditors; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements. The Committee will encourage the enhancement of the Company’s reporting and disclosure practices.

      The Committee may form and delegate authority to subcommittees when appropriate.

      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other advisors to advise the Committee. The Committee shall approve the fees paid by the Company to any independent advisor retained by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend any meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee shall meet with management, the internal auditors and the independent accountants in separate executive sessions periodically. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company. The Committee shall make regular reports to the Board, including regarding any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the Company’s independent accountants or the performance of the Company’s internal audit function.

      To fulfill its duties and responsibilities the Committee shall:

     Review of Documents and Reports

      1. Review the adequacy of this Charter at least annually. Any proposed changes shall be submitted to the Board for its approval.

      2. Review the Company’s annual financial statements and quarterly financial reports prior to filing or submission to the shareholders or the SEC, including any report, opinion or review rendered by the independent accountants. Such reviews shall include the following:

a. Review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), prior to filing the Company’s Form 10-K.

b. Review and discuss with management and the independent accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements and disclosures made in the MD&A.

      3. Review the regular internal reports prepared by the internal auditors and management’s response.

      4. Review with financial management and the independent accountants the Company’s quarterly financial results prior to the earnings release and the filing of the SEC Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

      5. Prepare a report for inclusion in the annual Proxy Statement stating whether the Committee has reviewed and discussed the financial statements with management and the independent accountants, and whether the Committee recommended to the Board that the audited financials be included in the Form 10-K.

      6. Request that the Company file this Charter as an appendix to the Proxy Statement at least once every three years and maintain a copy on the Company’s website.

     Independent Accountants

      7. In its capacity as a committee of the Board, be solely responsible for the appointment (subject to shareholder ratification, if the Board so elects), compensation, and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee may obtain input from management, as necessary. The Company’s independent accountants shall report directly to the audit committee.

      8. Obtain and review a report from the independent accountants at least annually regarding:

a. As required by Section 204 of the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder (together, the “Sarbanes Act”), (1) all critical accounting policies and practices to be used, (2) all alternative treatments within GAAP suggested to management, and (3) any other written communications with management.

b. As required by NYSE rules (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (3) in order to assess the independent accountants’ independence, all relationships between the Company and the independent accountants.

      In light of these reports, (1) review and discuss with the independent accountants all significant relationships that the independent accountants have with the Company that could impair their independence, (2) evaluate the qualifications, performance and independence of the independent accountants, including review of the lead partner, considering whether the independent accountants’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining its independence, taking into account the opinions of management and the internal auditor, and (3) present the Committee’s conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent accountants.

      9. Review the performance of the independent accountants and approve the discharge of such accountants when circumstances warrant.

      10. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the accounting principles used in the Company’s financial reporting, including the consistency of accounting policies and the clarity and completeness of the financial statements and related disclosures.

      11. Prior to commencement of the annual audit, meet with the independent accountants, the internal auditors and financial management of the Company to review:

a. The audit scope and plan of the internal auditors and the independent accountants for the current year, the program for integration of the independent and internal audit efforts, the audit procedures to be utilized, and the proposed fees of the independent accountants.

b. Which services to be provided are audit services, and which are non-audit services, taking into account the Sarbanes Act. Non-audit services that are not permitted under the Sarbanes Act shall not be provided by the independent accountants, subject, if the Committee so elects, to the de minimus exception under the Sarbanes Act. The Committee shall approve the audit services and non-audit services to be provided by the independent accountants, and shall communicate to the Company’s CFO the non-audit services that are approved, for reporting in the Company’s periodic reports. Prior to approval, the Committee shall give due consideration to whether the independent accountants’ performance of non-audit services is compatible with its continued independence. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

      12. At the conclusion of the year-end audit, review the same with the independent accountants, including any comments or recommendations of the independent accountants.

      13. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

a. The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent accountants, internal auditors or management.

b. The management letter provided by the independent accountants and the Company’s response to that letter.

c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information.

      14. Review with the independent accountants, the internal auditors and financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or improper.

      15. Review financial and accounting personnel succession planning within the Company.

     Internal Audit Function

      16. Review the appointment, performance, compensation and replacement of the senior internal auditing executive.

      17. Review the significant reports to management prepared by the internal auditing department and management’s responses.

      18. Discuss with the independent accountants the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      19. Receive reports from the CEO and CFO on all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     Financial Reporting Processes

      20. Discuss with management, the independent accountants and the internal auditors any significant risks or exposures affecting the Company, and assess the steps management has taken to minimize such risks and exposures.

      21. Discuss with management and the independent accountants significant financial reporting issues, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls or particular areas where new or more detailed controls or procedures are desirable, the development, selection and disclosure of critical accounting policies, procedures and estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

      22. Establish guidelines with respect to the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or other releases or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings release and guidance.

      23. Meet at least annually with the Company’s Disclosure Committee responsible for reviewing the Company’s disclosure controls and procedures.

     Process Improvement

      24. Establish regular and separate systems of reporting to the Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      25. Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

      26. Review with the independent accountants, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      27. Annually perform a self-evaluation of its performance and activities, including the composition, expertise and availability of the Committee members.

      28. Set clear hiring policies for the Company’s hiring of employees or former employees of the independent accountants, in light of best practices and compliance with legal requirements, including Section 206 of the Sarbanes Act.

     Compliance With Other Legal and Regulatory Requirements

      29. Obtain reports from management, the Company’s senior internal auditing executive and the independent accountants that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including the Code of Conduct for the Company’s senior financial officers.

      30. Review reports and disclosures of insider and affiliated party transactions.

      31. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      32. Establish and review whistleblower procedures with respect to the protection of employees who act lawfully to (i) provide information, cause information to be provided, or otherwise assist in an investigation or (ii) file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of a violation of securities laws relating to fraud against shareholders.

      33. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

      34. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies. Review also with the General Counsel the programs and policies of the Company with respect to compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

      35. Review the procedures established by the Company to monitor the compliance by the Company with the covenants and restrictions contained in its loan agreements.

V.     Limitation of Committee’s Role

      It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

JOHN H. HARLAND CO.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL

FIRST-CLASS MAIL PERMIT NO. 323 ATLANTA, GA

POSTAGE WILL BE PAID BY ADDRESSEE

Attention: Investor Relations JOHN H. HARLAND CO. PO BOX 105250 ATLANTA GA 30348

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark your votes as in this example	0525

JOHN H. HARLAND CO.

To elect four directors:	FOR	WITHHELD
William S. Antle III
Robert J. Clanin
John D. Johns
Eileen M. Rudden

For all nominees except as written above

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

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—   FOLD AND DETACH HERE   —

DETACH HERE

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS

JOHN H. HARLAND COMPANY

APRIL 24, 2003

P R O X Y	The undersigned hereby appoints TIMOTHY C. TUFF and JOHN C. WALTERS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of John H. Harland Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, April 24, 2003 at 10:00 a.m., at the corporate headquarters of the Company, 2939 Miller Road, Decatur, Georgia, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

(Continued, and to be marked, dated and signed, on other side)	SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED
THE PROXY WILL BE VOTED “FOR” THE STATED PROPOSAL